                         BECTON, DICKINSON AND COMPANY                Exhibit 11
                       COMPUTATION OF EARNINGS PER SHARE
               (All amounts in thousands, except per share data)


                                                                  Six Months Ended
                                                                      March 31,
                                                           ------------------------------
          PRIMARY EARNINGS PER SHARE                            1994            1993 *
          --------------------------                       -------------    -------------
Net Income:
   Income before cumulative effect
         of accounting changes                                $  82,789     $    79,340
   Less preferred stock dividends                                (1,877)         (1,909)
                                                              ---------     -----------
   Income before cumulative effect of
     accounting changes applicable to common stock               80,912          77,431

   Cumulative effect of accounting changes, net of taxes              -        (141,057)
                                                              ---------     -----------
   Net income(loss) applicable to common stock                $  80,912     $   (63,626)
                                                              =========     ===========
Shares:
   Average shares outstanding                                    73,165          76,185
   Add dilutive stock equivalents from stock plans                  983           1,290
                                                              ---------     -----------
   Weighted average number of common and common
     equivalent shares outstanding during the year               74,148          77,475
                                                              =========     ===========
Earnings per share:
  Income before cumulative effect
       of accounting changes                                  $    1.09     $      1.01

   Cumulative effect of accounting changes, net of taxes              -           (1.83)
                                                              ---------     -----------
  Net income(loss)                                            $    1.09     $      (.82)
                                                              =========     ===========

          FULLY DILUTED EARNINGS PER SHARE
          --------------------------------
Net Income:
   Income before cumulative effect of accounting
         changes applicable to common stock                   $  80,912     $    77,431
   Add preferred stock dividends
       using the "if converted" method                            1,877           1,909
   Less additional ESOP contribution,using
       the "if converted" method                                   (767)           (571)
                                                              ---------     -----------
   Income before cumulative effect of accounting
    changes for fully diluted earnings per share              $  82,022     $    78,769

   Cumulative effect of accounting changes, net of taxes              -        (141,057)
                                                              ---------     -----------
   Net income(loss) for fully diluted earnings per share      $  82,022     $   (62,288)
                                                              =========     ===========

Shares:
   Average shares outstanding                                    73,165          76,185
   Add:
    Dilutive stock equivalents from stock plans                   1,032           1,290
    Shares issuable upon conversion
        of preferred stock                                        1,557           1,588
                                                              ---------     -----------
  Weighted average number of common shares used
     in calculating fully diluted earnings per share             75,754          79,063
                                                              =========     ===========
Fully diluted earnings per share:

  Income before
    cumulative effect of accounting changes                   $    1.08     $      1.00

  Cumulative effect of accounting changes, net of taxes               -           (1.78)
                                                              ---------     -----------
  Net income (loss)                                           $    1.08     $      (.78)
                                                              =========     ===========


* Restated to reflect adoption of SFAS Nos. 106, 109 and 112 in the fourth quarter of fiscal 1993 retroactive to October 1, 1992.


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